UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2021

XL FLEET CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

145 Newton Street Boston, MA	02135
(Address of principal executive offices)	(Zip Code)

(617) 718-0329

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 1, 2021, the Company issued a press release announcing certain of the Company’s preliminary unaudited financial results for the third quarter ended September 30, 2021. A copy of the press release is furnished with this report as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 2.02 of this report, and the Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose and shall not be deemed incorporated by reference in any document whether or not filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such document.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Resignation

On September 30, 2021, Declan Flanagan resigned from his role at Orsted A/S, resulting in a substantial change in his principal occupation and requiring that he tender his resignation as a Class I independent director of the Company pursuant to the Company’s Corporate Governance Guidelines.  His resignation was accepted by the Company’s board of directors, effective as of October 31, 2021, and not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

(c) Appointment of Chief Executive Officer

On November 1, 2021, the Company issued a press release announcing that it had entered into an Executive Employment Agreement with Eric Tech (the “Employment Agreement”), pursuant to which Mr. Tech agreed to serve as the Company’s Chief Executive Officer effective as of December 1, 2021. On such date, Mr. Tech will assume the duties and responsibilities of Principal Executive Officer from Dimitri N. Kazarinoff. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Previously, Mr. Tech, age 58, served in various positions at Navistar International Corporation for fifteen years, including most recently as Senior Vice President Corporate Development. Prior to that, Mr. Tech served as Senior Vice President and Co-Chairman of Volkswagen Truck and Bus Alliance, Senior Vice President of Strategy, Planning and Business Development, President of Global & Specialty Business and President of Global Truck & Engine. Mr. Tech holds a Bachelor of Science in mechanical engineering and Master of Business Administration from the University of Michigan. There are no family relationships among Mr. Tech and any other executive officers or directors of the Company.

The Employment Agreement provides for an initial annual base salary of $600,000, and an annual cash bonus with a target of 80% of his base salary. For the calendar year 2022 bonus only, if Mr. Tech is employed by the Company as of December 31, 2022, with advance approval from the Board, the Company will pay Mr. Tech a cash bonus of $480,000.00. In connection with his commencement of employment, Mr. Tech will receive an initial equity grant award comprised of (i) $1,260,000 in non-qualified stock options, with the number of option shares calculated as of the December 1, 2021 (the “Grant Date”) using a Black-Scholes valuation, rounded to the nearest whole share (the “Options”), to purchase shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), at an exercise price equal to the closing price of the Common Stock on the New York Stock Exchange (“NYSE”) on the Grant Date, (ii) $540,000 in restricted stock units (the “RSUs”), with the number of RSUs determined by dividing (A) $540,000 by (B) the closing price of the Common Stock on the NYSE on the Grant Date and (iii) a signing bonus of $250,000. The Options and RSUs shall vest as follows: (a) 25% of the Options will vest on the first anniversary of the Grant Date, and the remaining 75% of each of the Options will vest in substantially equal monthly installments over the next three (3) years following such first anniversary, and (b) 25% of the RSUs will vest on the first anniversary of the Grant Date, and the remaining 75% of the RSUs will vest in substantially equal quarterly installments over the next three years following such first anniversary, subject to Mr. Tech’s continuous service through each applicable vesting date. In addition, Mr. Tech will be eligible to receive an annual equity grant with a targeted value of 200% of his then base salary, as may be adjusted at the Company’s discretion. The annual equity grant will vest based upon the achievement of objective performance criteria, as determined by the Company’s board of directors or its compensation committee prior to the grant date, subject to Mr. Tech’s continuous service through each applicable vesting date.

The Employment Agreement provides that if Mr. Tech’s employment with the Company is terminated as a result of his Disability (as defined in the Employment Agreement) or death, he will receive the following severance benefits: (a) a pro-rata portion of his annual performance bonus for the calendar year in which such termination occurs based on the period worked by Mr. Tech during such calendar year prior to termination, and (b) acceleration of unvested equity grants with time-based vesting that would have vested during the twelve month period following termination. In addition, the Employment Agreement provides that if Mr. Tech’s employment with the Company is terminated not in connection with a Change of Control (as defined in the Employment Agreement) (i) by the Company without Cause (as defined in the Employment Agreement) or (ii) by Mr. Tech for Good Reason (as defined in the Employment Agreement) he will receive the following severance benefits: (a) continuing payments of his then-current annual base salary for twelve months, (b) a pro-rata portion of his annual performance bonus for the calendar year in which such termination occurs based on the period worked by Mr. Tech during such calendar year prior to termination, (c) acceleration of unvested equity grants with time-based vesting that would have vested during the twelve month period following termination, and (d) twelve months of benefits continuation. In the event that Mr. Tech’s employment with the Company is terminated within a period of eighteen months following a Change of Control or within a period of ninety days preceding a Change in Control, if the termination is related to the Change of Control, and (i) by the Company without Cause, or (ii) by Mr. Tech for Good Reason, he will receive the following severance benefits: (a) a lump sum payment equal to eighteen months of his then-current annual base salary, (b) a pro-rata portion of his annual performance bonus for the calendar year in which such termination occurs based on the period worked by Mr. Tech during such calendar yet prior to termination, (c) acceleration of all unvested equity grants with time-based vesting, and (d) eighteen months of benefits continuation.

The foregoing is only a brief description of the above-specified compensatory arrangements, which does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by the full text of to the Employment Agreement, filed hereto as Exhibit 10.1.

In connection with his appointment as the Company’s Chief Executive Officer, the Company expects that Mr. Tech will enter into the Company’s standard indemnification agreement. Mr. Tech has entered into the Company’s standard employee covenants agreement, which contains customary restrictive provisions including covenants related to confidentiality and non-disclosure, assignment of inventions and a one-year non-solicitation and non-competition covenant.

(d) Election of Director

In connection with Mr. Tech’s Employment Agreement, the Board appointed Mr. Tech as a director of the Company effective as of December 1, 2021.

Mr. Tech has no family relationships with any of the Company’s directors or executive officers. There are no related party transactions between the Company and Mr. Tech in excess of $120,000.

For further details regarding Mr. Tech’s arrangements with the Company, please refer to Item 5.02(c) above.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Executive Employment Agreement, dated as of November 1, 2021, by and between XL Fleet Corp. and Eric Tech.
99.1	Press Release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

XL FLEET CORP.

Date: November 1, 2021	By:	/s/ James Berklas
	Name:	James Berklas
	Title:	General Counsel

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